As filed with the Securities and Exchange Commission on September 10, 1999
                                      Registration Statement No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                -----------------

                               SIGMA DESIGNS, INC.
             (Exact name of Registrant as specified in its charter)

                                -----------------

          California                                           94-2848099
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                                      3577
                          (Primary Standard Industrial
                           Classification Code Number)

                                355 Fairview Way
                               Milpitas, CA 95035
                                 (408) 262-9003
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                               -----------------
                      AMENDED AND RESTATED 1994 STOCK PLAN
                               -----------------

                                  Thinh Q. Tran
                               Sigma Designs, Inc.
                                355 Fairview Way
                               Milpitas, CA 95035
                                 (408) 262-9003
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -----------------

                                   Copies to:
                              David J. Segre, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                               -----------------

                                                   CALCULATION OF REGISTRATION FEE
======================================== ========================= ====================== ====================== ===================
                                                                          Proposed               Proposed
                                                                           Maximum                Maximum
                                                   Amount                 Offering               Aggregate            Amount of
         Title of Securities to                    to be                    Price                Offering            Registration
             be Registered                       Registered             Per Share (1)            Price (1)               Fee
---------------------------------------- ------------------------- ---------------------- ---------------------- -------------------
Common Stock issuable under Amended and
Restated 1994 Stock Plan, no par value.....       3,000,000                 $5.67              $17,010,000.00         $4,728.78
======================================== ========================= ====================== ====================== ===================

(1) The estimated proposed maximum offering price per share was estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, whereby the per share price is the average between the ask and bid price reported in the Nasdaq National Market on September 8, 1999, which average was $5.67.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999.

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999.

         3. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 3, 1986 and amended on September 22, 1989.

         All documents subsequently filed by Registrant (including Form 8-Ks), pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and, prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


Item 4. Description of Securities.

         Not applicable.


Item 5. Interests of Named Experts and Counsel.

         Not applicable.


Item 6. Indemnification of Directors and Officers.

         Section 317 of the California Corporations Code authorizes a court to award or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article IV of the Registrant's Second Restated Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.


Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

  Exhibit
  Number                            Exhibit
  ------                            -------
   4.1   Sigma Designs, Inc. Amended and Restated 1994 Stock Plan.

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the validity of the securities being registered.

  23.1   Consent of Deloitte & Touche LLP, Independent Auditors.

  23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

  24.1   Power of Attorney (see page II-4).


Item 9. Undertakings

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sigma Designs, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 10th day of September, 1999.


                                             SIGMA DESIGNS, INC.

                                             By:  /s/ Thinh Q. Tran
                                                  ------------------------------
                                                  Thinh Q. Tran
                                                  President and Chief Executive
                                                  Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Thinh
Q. Tran and Kit Tsui his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                        Title                                 Date
                  ---------                                        -----                                 ----
/s/ Thinh Q. Tran                               Chairman of the Board, Director, Chief            September 10, 1999
-----------------------------------             Executive Officer and President (Principal
Thinh Q. Tran                                   Executive Officer)


/s/ Kit Tsui                                    Director of Finance, Chief Financial              September 10, 1999
-----------------------------------             Officer and Secretary (Principal Financial
Kit Tsui                                        and Accounting Officer)


/s/ William J. Almon                            Director                                          September 10, 1999
-----------------------------------
William J. Almon


/s/ William Wang                                Director                                          September 10, 1999
-----------------------------------
William Wang

                                INDEX TO EXHIBITS

  Exhibit
  Number                             Exhibit
  ------                             -------

   4.1   Sigma Designs, Inc. Amended and Restated 1994 Stock Plan.

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the validity of the securities being registered.

  23.1   Consent of Deloitte & Touche LLP, Independent Auditors.

  23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

  24.1   Power of Attorney (see page II-4).